EMPLOYMENT AGREEMENT



               THIS EMPLOYMENT AGREEMENT is signed as of the 22nd day of December, 1995, by and between ANALYTICAL SURVEYS, INC., a Colorado corporation (hereinafter referred to as the "Employer" or "ASI"), and WILLIAM NANTELL (hereinafter referred to as the "Employee").

          WITNESSETH THAT:

               WHEREAS, Employee has been employed by Intelligraphics, Inc. ("Intelligraphics"); and that employment has now been terminated by reason of ASI's acquisition of substantially all of the assets of Intelligraphics; and

               WHEREAS, ASI wants to hire the employee, and ASI and Employee desire to state in writing the terms and conditions of their agreements and understandings, and to continue the term of Employee's employment hereunder;

               NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

          1.   Term of Employment.

               The term shall commence on December 22, 1995, and shall continue through December 31, 1996, unless sooner terminated in accordance with the provisions of Paragraph 6 or unless extended by Employer under Paragraph 6.4.

          2.   Duties of Employee.

               2.1 It is understood and agreed that Employee's principal duties on behalf of Employer are and shall be as President of the Intelligraphics Division of ASI, or such additional responsibilities as assigned by the President of ASI. In accepting employment by Employer, Employee shall undertake and assume the responsibility of performing for and on behalf of Employer whatever duties are reasonably necessary and required in his position as President of the Intelligraphics Division of ASI. Employer agrees that it will not relocate Employee from his place of current employment in Waukesha, Wisconsin to any other place of employment, without Employee's prior consent which Employee agrees to consider in good faith. Employer agrees that it will not change Employee's title as President of the Intelligraphics Division of ASI.





               2.2 Employee covenants and agrees that at all times during the term of this Agreement, Employee shall devote his full-time efforts to his duties as an employee of the Employer.

          3.   Compensation.

               3.1 Salary. As compensation for the services to be rendered by Employee for Employer under this Agreement, Employee shall be paid not less than the following base annual salary, on the same basis (biweekly) as ASI's payroll, during the term hereof: $130,000.00, plus annual increases and bonuses, if any, as directed by the President of ASI.

               3.2 Bonus. Employee shall be a participant in the Intelligraphics Division of ASI Incentive Bonus Plan effective through September 30, 1996 (and, if the option is exercised under Paragraph 6.4, through September 30, 1997) ("Bonus Plan"). The Bonus Plan is attached hereto as Exhibit A.

               3.3 Salary Review. Employee's salary will be reviewed annually for appropriate increases, if any, in January, commencing January, 1997.

          4.   Additional Benefits.

               In addition to, and not in limitation of, the compensation referred to in Paragraph 3, Employee shall be paid the following additional benefits during the term hereof:

               4.1 Reimbursement. Reimbursement of all reasonable expenses incurred by him in connection with performance of his duties upon submission of vouchers. Reasonable expenses shall include, but not be limited to all reasonable out-of-pocket expenses for entertainment, automobile expenses, travel, meals, lodging, professional fees, professional dues and the like incurred by him in the interest of the Employer, subject to such guidelines and policies as may be promulgated by Employer for senior executives.

               4.2 Vacations. Employee shall be entitled to vacations of not less than four (4) weeks per year, in accordance with the Employer's regular vacation policies established for senior executives; provided, that Employee may accrue any unused vacation time from year to year, and upon termination of employment will be compensated for any unused vacation time.

               4.3 Death or Disability Payments. In the event of the Employee's disability or death prior to December 31, 1996 (or prior to December 31, 1997, if the option is exercised under Paragraph 6.4), Employee's salary in effect at the time of his death or disability shall continue to be paid to the Employee, or to his designee, for a period of six (6) calendar months from the date of death or from the date of Employee's termination by reason of disability. For the purposes of this Employment





          Agreement, the obligations of the Employer to make the payments upon the disability of Employee shall not become effective unless and until all of the following conditions are met, as determined by an independent physician selected by the President of ASI and agreed to by Employee: (1) Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him in accordance with his obligations under paragraph 2 hereof or similar provisions of any renewal Agreement; (2) such incapacities shall exist or be reasonably expected to exist for more than ninety (90) days in the aggregate during the period of twelve (12) consecutive months; and (3) either Employee or Employer shall have given the other party thirty (30) days' written notice of his or its intention to terminate the active employment of Employee because of such disability.

               4.4 Life Insurance. Employee shall be provided with a term life insurance policy in the amount of $150,000 (provided he can meet the medical conditions for such coverage without being "rated"), payable to such beneficiaries as he shall designate, with an additional $150,000 of accidental death coverage.

               4.5 Comparable Benefits. Employee shall also be provided with additional comparable benefits, if any, to those Employee was receiving from Intelligraphics at the time of his termination of employment with Intelligraphics.

          5.   Disclosure of Information.

               Employee acknowledges that in and as a result of his employ-ment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, procedures, manuals, confidential reports, and lists of clients. As a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in Paragraph 3, as well as any additional benefits stated in Paragraph 4, Employee covenants and agrees that he shall not, other than in the ordinary course of business conducted for ASI, at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever or appropriate to his own use or to the use of others any confidential information that has been obtained by, or disclosed to him, as a result of his employment by Employer.

          6.   Termination.

               6.1  Termination By Employer.

                    (A) If Employer terminates Employee's employment without cause prior to December 31, 1996, Employer will continue to pay compensation and benefits to Employee (as if Employee still were employed), and Employee shall be subject to the non-





          compete provisions (the "Non-Compete") described in paragraph 7, for the period beginning on the date of termination and ending seven months thereafter.

               (B)  If Employer exercises the option described in paragraph
          6.4 and then terminates Employee's employment without cause prior to December 31, 1997, Employer will continue to pay compensation and benefits to Employee (as if Employee still were employed), and the Non-Compete shall apply, each for a period beginning on the date of termination and ending seven months thereafter.

               (C) If Employer terminates Employee's employment with cause, at any time, the Non-Compete will apply for a period beginning on the date of termination and ending 12 months thereafter.

               6.2  Termination by Employee.

               (A) If Employee terminates his employment without cause prior to December 31, 1996 or, if Employer exercises the option in paragraph 6.4 and Employee terminates his employment without cause prior to December 31, 1997, then the Non-Compete will apply for a period beginning on the date of termination and ending 12 months thereafter.

               (B) If Employee terminates his employment with cause prior to December 31, 1996, or, if Employer exercises its option in paragraph 6.4 and Employee terminates employment with cause prior to December 31, 1997, Employer will pay compensation and benefits to Employee (as if Employee still were employed), and the Non-Compete will apply, each for a period beginning on the date of termination and ending seven months thereafter.

               6.3 Non-Renewal and Termination by Employee Without Cause. If Employer does not exercise its option in paragraph 6.4 or if Employer exercises its option in paragraph 6.4 but Employer and Employee do not enter a new agreement prior to January 1, 1998, and in either event Employee thereafter terminates employment without cause, then Employer, at its option (to be exercised within ten business days after such termination specifying the period during which the payments and Non-Compete shall apply), may pay Employee 75% of the compensation and 75% of the cost of benefits that Employee would have received under the terms of this Agreement in effect as of December 31, 1996 or December 31, 1997, as the case may be if Employee had remained employed, and the Non-Compete will apply to Employee for any period in which such payments are made, but such period may not extend beyond twelve months from the date of termination without the mutual written agreement of the parties.

               6.4 Option to Extend. At Employer's option, and upon payment to Employee of an additional $10,000, on or before January 1, 1997, Employee agrees that the term of this Agreement will be extended through December 31, 1997 and that he will not





          voluntarily terminate his employment at any time prior to December 31, 1997. If the option is exercised, and if Employee has not terminated employment without cause and has not been terminated by Employer with cause prior January 1, 1998, Employer will pay to Employee an additional $10,000.

               6.5 Except as provided in paragraphs 6.1(c) and 6.2(a), the provisions set forth above regarding compensation and applicability of the Non-Compete are the exclusive remedy for damages for a termination of employment (but not for any other breach), except that Employer shall be entitled to equitable relief for any breach of the Non-Compete.

               6.6 "For Cause" Definition. For purposes hereof, the term "for cause," in the case of a breach by Employee, shall mean the failure of Employee for any reason, within thirty (30) days after receipt by Employee of written notice thereof from Employer, to correct, cease, or otherwise alter any action or omission to act that constitutes a material and willful breach of this Agreement likely to result in material damage to ASI, or willful gross misconduct likely to result in material damage to ASI (including but not limited to any such willful activities or participation in such willful activities, directly or indirectly, which are materially adverse to the Employer or violate Employee's duty of loyalty to the Employer); and, in the case of a breach by Employer, shall mean a material default by Employer which remains uncured 30 days after Employee gives Employer notice of such breach or any reduction of duties of Employee such that Employee ceases to have executive supervisory responsibilities.

               6.7  Effective Date of Termination.

               (A) The effective date of termination with respect to termination "without cause," shall be the date on which Employee actually ceases to perform his duties hereunder.

               (B) The effective date of termination with respect to termination "for cause," shall be thirty (30) calendar days after the date on which Employee receives written notice of termination.

               6.8 Limitation on Severance Compensation. Notwithstanding any other provision of this Agreement, the aggregate of the amount of severance compensation paid to the Employee under this Agreement or otherwise, shall not include any amount that the Employer is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision.

          7.   Covenant Not To Compete.

               During any applicable period specified in paragraph 6, the Employee shall not directly or indirectly own, control, operate, manage, consult, own shares in, be employed by, or otherwise





          participate in any sole proprietorship, corporation, partnership or other entity whose primary business is the same or similar to the business of ASI within the territory in which ASI does business.

               This covenant of non-competition has been negotiated and agreed to by and between the Employer and Employee with full knowledge of, and pursuant to the requirements of Section 8-2-113
          (2) of Colorado Revised Statutes, as amended from time to time, and is deemed by both parties to be fair and reasonable under the terms of that statute.

          8.   Other Business Activities.

               During the period of his employment under this Agreement, the Employee shall not be employed by or otherwise engage or be interested in any business whether or not in competition with ASI, with the following exceptions:

               (A) Employee's investment in any business shall not be considered a violation of this paragraph, provided that such business is not in competition with ASI and so long as any services rendered to such business by Employee do not in any way interfere with Employee's duties under this Agreement.

               (B) Employee may consult with other businesses not in competition with ASI, if expressly considered and approved in advance by the President of ASI (in his or her sole discretion).

          9.   Indemnification.

               So long as Employee is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of willful gross misconduct, he shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Employee) incurred by Employee, arising out of, in connection with, or based upon Employee's services and the performance of his duties pursuant to this Employment Agreement, or any other matter contemplated by this Employment Agreement, whether or not resulting in any such liability subject to such limitations as are provided by the Colorado Business Corporations Act; and Employee shall be reimbursed by Employer as and when incurred for any reasonable legal or other expenses incurred by Employee in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Employee is a defendant in or target of such action, proceeding or investigation), subject to such limitations as are provided by the Colorado Business Corporations Act.





          10.       [Intentionally Omitted.]

          11.  Burden and Benefit.

               This Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors, and assigns and shall be expressly binding upon and inure to the benefit of any person or entity acquiring ASI by merger, consolidation, purchase of all or substantially of its assets or 80% or more of its outstanding common stock; provided, however, that the interests of the Employee hereunder are not subject to the claims of his creditors, and may not be voluntarily or involuntarily assigned, alienated or encumbered.

          12.  Release.

               Employee, by signing this Agreement, hereby forever releases ASI against any claims or liabilities whatsoever arising out of his employment by Intelligraphics.

          13.  Governing Law.

               It is understood and agreed that the construction and inter-pretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Colorado.

          14.  Severability.

               The provisions of this Agreement, including particularly but not solely, the provisions of Paragraphs 5 and 7, shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

          15.  Notice.

               Any notice required to be given shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his residence in the case of Employee, and to its principal office in the case of Employer.

          16.  Entire Agreement.

               This Agreement contains the entire Agreement and under-standing by and between Employer and Employee with respect to the employment of Employee, and no representations, promises, agree-ments, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought





          to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

          17.  Counterparts.

               The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

          18.  Dispute Resolution.

               All disputes arising out of or related to this Agreement, including any claims that all or any part of this Agreement is invalid, illegal, voidable, or void, will be settled by arbitration, pursuant to an Arbitration Agreement between ASI, Intelligraphics, Inc., certain former employees of Intelligraphics, Inc., Joanne Huelsman, James Carpenter, the members of the board of directors of the Company who are voting trustees under the Voting Trust Agreement and Bank One, Colorado, NA dated December 22, 1995.

               IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.


          EMPLOYEE:                     EMPLOYER:

                                        ANALYTICAL SURVEYS, INC.,
                                        a Colorado corporation



          /s/ William Nantell           By:  /s/ Sidney V. Corder
          WILLIAM NANTELL               SIDNEY V. CORDER, President